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                                                                   EXHIBIT 99(b)

PROXY                  GREATER BRAZOS VALLEY BANCORP, INC.                 PROXY

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                                 ________, 1997


     The undersigned hereby appoints James R. Bradley, Neeley C. Lewis and Bill
C. Presnal, and each of them, with or without the other, proxies, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of the Shareholders of Greater Brazos Valley Bancorp, Inc. to be held at the offices of Commerce National Bank, located at 2405 Texas Avenue South, College Station, Texas, on ________, ________, 1997 at 5:30 p.m., Central time, and at all adjournments thereof as follows:

     (1) Approval, ratification, confirmation and adoption of the Agreement and Plan of Merger, dated as of October 2, 1996, as amended, by and between Compass Bancshares, Inc. and Greater Brazos Valley Bancorp, Inc.

          [_] For                [_] Against                 [_] Abstain

     (2) In their discretion, upon any other business which may properly come before said meeting.

     This Proxy will be voted as you specify above. If no specification is made, the Proxy will be voted FOR proposal (1) above. Receipt of the Notice of Special Meeting and the Proxy Statement/Prospectus dated ________, 1997 is hereby acknowledged.

     THIS PROXY IS SOLICITED BY THE GREATER BRAZOS VALLEY BANCORP, INC. BOARD OF DIRECTORS.

     PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Please sign your name exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.

                             Dated________________________________________, 1997


                             ___________________________________________________
                             Signature

                             ___________________________________________________
                             Signature, if held jointly, or office or title held